UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2015

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(314) 854-8385
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Two directors of FutureFuel Corp. (NYSE: FF) (the “Company”) completed their terms of service on the Board of Directors effective August 27, 2015, the date of the Company’s annual shareholders meeting. William Doré did not stand for re-election, while Thomas Evans resigned from the Board.

Mr. Doré has been replaced on the Board by Dale E. Cole, who was duly elected to a three year term as a Class C director at the annual meeting. In order to address Mr. Evans’ resignation and supplement the Board of Directors, on August 27, 2015 the Board unanimously approved the election of (i) Jeffrey L. Schwartz to replace Mr. Evans, and (ii) Terrance C.Z. Egger as a new director of the Company. Mr. Schwartz will serve the remaining two years of Mr. Evans’ term as a Class B director, while Mr. Egger’s initial term as a Class A director will expire at the Company’s 2016 annual shareholders meeting. In order to accommodate the appointment of Mr. Egger, the Board approved an expansion of the Board from eight members to nine members, as provided in the Company’s Certificate of Incorporation and Bylaws. The Board of Directors has determined that each of Messrs. Cole, Schwartz and Egger are independent of the Company under applicable SEC and New York Stock Exchange regulations.

At its meeting on August 27, 2015, the Board of Directors also appointed Paul M. Flynn and Samuel Dortch as Executive Vice Presidents of the Company and Jordan Federko as the Company’s secretary. Both Mr. Flynn and Mr. Dortch already serve and will continue to serve as executive officers of the Company’s primary operating subsidiary, FutureFuel Chemical Company (“FFCC”). Mr. Dortch is FFCC’s Executive Vice President and General Manager and Mr. Flynn is FFCC’s Vice President of Business and Marketing. The appointments of Mr. Flynn and Mr. Dortch as executive officers of the Company will not alter their terms of employment with FFCC. Mr. Federko is a staff attorney for Apex Oil Company, Inc., a company controlled by Paul A. Novelly, the Company’s Chairman of the Board and Chief Executive Officer.

Also, effective August 27, 2015, Paul G. Lorenzini resigned as the Company’s chief operating officer. Mr. Lorenzini had served as the Company’s COO since 2008 and will continue to serve as a Company director. The Company appreciates Mr. Lorenzini’s many contributions as COO and looks forward to his continuing tenure on the Board.

Biographical information concerning the Company’s new directors follows:

Jeffrey Schwartz, age 66, is a private investor and consultant for digital media and technology companies. Since 2008, Mr. Schwartz has been a founder and principal of Digital Direct Ventures (DDV), which partners with companies seeking to create a digital presence for their companies. He also started Old Pro Inc. (OPI) which invests in and provides financial and technical consulting to early stage technology companies, including successes like DraftStreet.com and JW Player Incorporated. From 1993 to 2008, Mr. Schwartz was the chief executive officer of Traffix, Inc. and its predecessor, Quintel Communications, Inc., a NASDAQ listed company and leading digital marketer. Mr. Schwartz has been involved in all aspects of web-based and technology commerce, including online and search engine marketing, interactive games, list brokerage and creative services. Mr. Schwartz will serve on the Company’s Nominating/Corporate Governance Committee.

Terrance C.Z. (Terry) Egger, age 57, was recently named publisher and CEO of Philadelphia Media Network, parent company of the Philadelphia Inquirer, the Philadelphia Daily News and Philly.com, that region’s largest news company. Mr. Egger will oversee all operations of the newspaper and its affiliates. During the past two years, Mr. Egger served as president and CEO of the Cleveland 2016 Host Committee, Inc., where he led the successful effort for the City of Cleveland to host the 2016 Republican National Convention. In 2013, Mr. Egger had retired as chairman of The Plain Dealer Publishing Co. in Cleveland, parent company of the The Plain Dealer, Ohio’s largest paper, where he had served in several executive capacities from 2006. From 1996 to 2006, Mr. Egger was the president and publisher of the St. Louis Post-Dispatch, where he supervised all operations, including its website STLtoday.com and Suburban Journals of Greater St. Louis. Terry started his newspaper career managing marketing and advertising for papers in Los Angeles, California and Tucson, Arizona. Mr. Egger is a member of the Board of Directors of Medical Mutual of Ohio and a member of the Board of Trustees of the Cleveland Clinic Foundation. He has a bachelor’s degree from Augustana College and a master’s degree in speech communication from San Diego State University. Mr. Egger will serve on the Company’s Compensation Committee.

Dale E. Cole, age 67, is the Chairman and CEO of First Community Bank of Batesville, Arkansas, and its parent company, First Community Bancshares, Inc. First Community Bank has 18 branch locations in Northeast Arkansas and Southwest Missouri, with total assets of over $950 million. Mr. Cole’s banking career began in 1974 with Texas Bank and Trust Company in Dallas, TX. Before founding First Community Bank in 1997, he served as president and/or chief executive officer of Banc Texas McKinney in McKinney, Texas and Worthen Banking Corporation, in Batesville, Arkansas. Dale is a graduate of the University of Texas at Austin with a degree in business and finance and the Graduate School of Banking at Louisiana State University. During his career he has served on boards of numerous charitable organizations, including the Board of Visitors of the University of Arkansas Community College, the Chamber of Commerce, Economic Development Foundation in Batesville, and White River Medical Center. Mr. Cole will serve on the Company’s Audit Committee.

Item 5.07 – Submission of Matters to a Vote of Security Holders

On August 27, 2015, the Company held its annual shareholders meeting, at which a quorum of its shareholders was present either in person or by proxy. The matters submitted to a vote of the Company’s shareholders were:

(1)	to elect three directors: Paul A. Novelly, Paul G. Lorenzini and Dale E. Cole; and

(2)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2015.

No other business was conducted at such meeting. Of the 43,722,388 shares of the Company’s common stock eligible to vote at the Company’s annual shareholder meeting, 39,596,636 shares were voted. The results of the voting were as follows:

Matter Voted Upon	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Paul A. Novelly	31,422,915	n/a	3,782,905	0	4,390,816
Election of Paul G. Lorenzini	30,349,857	n/a	4,855,963	0	4,390,816
Election of Dale E. Cole	35,106,307	n/a	99,513	0	4,390,816

Ratification of the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2015	39,550,143	18,098	n/a	28,395	n/a

As a result, all matters submitted to a vote of shareholders at the annual meeting were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Paul A. Novelly
Paul A. Novelly, Chairman and CEO

Date: September 2, 2015